                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Soliciting material pursuant to Rule 14a-12

                             Warrantech Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
WARRANTECH CORPORATION:

     The annual meeting of stockholders of Warrantech Corporation (the "Company") will be held at the offices of the Company located at The Williams Club, 24 East 39th Street, New York, New York 10016 on September 25, 2001 at 10:00 A.M. Eastern Daylight Time, for the following purposes:

     1. To elect six directors to serve until the next annual meeting and until their successors are duly elected and qualified.

     2. To approve an Amendment to the Company's 1998 Employee Incentive Stock Option Plan to increase the maximum aggregate number of shares of Common Stock which may be issued upon the exercise of options granted under the 1998 Employee Incentive Stock Option from 1,041,987 shares to 1,641,987 shares.

     3. To transact such other business as may properly be brought before the annual meeting or any adjournments thereof.

     Only stockholders of record at the close of business on August 7, 2001 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

     Your attention is called to the Proxy Statement on the following pages. Please review it carefully. We hope that you will attend the meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By order of the Board of Directors,

                                          JOEL SAN ANTONIO
                                          Chairman and Chief Executive Officer

August 23, 2001

                             WARRANTECH CORPORATION
                                150 WEST PARKWAY
                              EULESS, TEXAS 76040
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warrantech Corporation (the "Company") of proxies in the enclosed form for use at the annual meeting of stockholders to be held on September 25, 2001 and at any adjournments thereof. Any proxy given pursuant to such solicitation and received in time for the meeting will be noted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in such proxy. If no instructions are specified, proxies will be voted FOR (i) the election of the nominees named in the table on the following page and (ii) approval of the amendment to the Company's 1998 Employee Incentive Stock Option Plan. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting. The affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote is required in order to elect each of the director nominees and to approve the amendment to the 1998 Employee Incentive Stock Option Plan.

     Only stockholders of record at the close of business on August 7, 2001 will be entitled to notice of and to vote at the annual meeting. On August 7, 2001 the Company had outstanding [15,104,557] shares of the Company's common stock, par value $.007 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote.

     Forms of proxy and Proxy Statements are to be mailed on or about August 23, 2001.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     A Board of Directors consisting of six directors is to be elected by the stockholders to hold office until the next annual meeting and until their successors are duly elected and qualified. The nominees are listed in the table below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, proxies may be voted for the election of other persons as directors.

                                                                                       DIRECTOR
NAME                                   AGE           POSITIONS WITH COMPANY             SINCE
----                                   ---           ----------------------            --------
Joel San Antonio.....................  48     Chairman of the Board of Directors         1983
                                              and Chief Executive Officer
William Tweed........................  61     Director                                   1983
Jeff J. White........................  50     Director                                   1983
Lawrence Richenstein.................  48     Director                                   1993
Gordon A. Paris......................  48     Director                                   1998
Ronald Glime.........................  56     Director and President of U.S. and         2000
                                                Canadian Operations

     No family relationships exist among any of the Company's executive officers or directors, except that Randall San Antonio, President of Warrantech Direct, Inc., a subsidiary of the Company, is the brother of Joel San Antonio.

     The business experience of each of the Company's directors and nominees for election to the Board of Directors is as follows:

     JOEL SAN ANTONIO, 48, one of the Company's founders, was a director, Chief Executive Officer and President of the Company from its inception through February 1988. Since February 1988, Mr. San Antonio has been the Company's Chief Executive Officer and Chairman of the Board of Directors and, since October 1989, he has also been Chairman of the Board of Directors and Chief Executive Officer of the Company's principal operating subsidiaries. Mr. San Antonio is also Chairman of the Board of Directors of MedStrong International Corporation which has developed an information repository to store and transfer patient medical records and the software necessary to transfer the information over the internet allowing for data retrieval and modification. Mr. San Antonio is also Chairman of the Board of Directors of Marc Pharmaceuticals, Inc. which is engaged in the business of developing, marketing and exploiting one or more proprietary drugs or medical devices intended to treat life-threatening or other serious medical conditions, for which no currently effective treatment is available.

     In 1975, Mr. San Antonio founded and, through August 1982, served as President of Little Lorraine, Ltd., a company engaged in the manufacturing of women's apparel. Mr. San Antonio is currently a member of the Southwestern Connecticut Area Commerce & Industry Association, the World Forum, the Connecticut Business and Industry Association, the Metropolitan Museum of Art and the Young Presidents' Organization, Inc. Mr. San Antonio was a director of Corniche Group Incorporated, a company in the insurance and/or insurance-related businesses based in Euless, Texas, from May 1998 until September 1999.

     WILLIAM TWEED, 61, one of the Company's founders, has been a director of the Company from its inception. Prior to his retirement in April 1998, Mr. Tweed was Executive Vice President of European Operations. From February 1988 until April 1996, Mr. Tweed was President of the Company. From inception until February 1998, Mr. Tweed had been the Vice President and Secretary of the Company. From July 1976 through August 1982, he was Vice President of Little Lorraine, Ltd. Mr. Tweed served as a director of Nationwide Extended Warranty Service, Inc. from 1981 through January 1983.

     JEFF J. WHITE, 50, one of the Company's founders, has been a director of the Company from its inception and is a member of the Company's Compensation Committee. Mr. White was Vice President of the Company until June 1988 and Treasurer until October 1990. In September 1982, Mr. White, with two partners, established Marchon Eyewear, Inc., a leading international distributor and manufacturer of eyewear and sunwear, including such worldwide well-known collections as Calvin Klein, Fendi, Disney and Flexon, their patented frames utilizing a state-of-the-art metal with a "memory." He is Co-President of Marchon (along with his two partners) and is responsible for internal operations, information systems and interfacing with counsel on patent, trademark and general legal matters. Mr. White also serves as an associate trustee of the North Shore University Hospital Health System.

     LAWRENCE RICHENSTEIN, 48, has been a director of the Company since 1993 and is a member of the Company's Compensation Committee. In early 1997, Mr. Richenstein formed Unwired Technology LLC (formerly known as Laral Group LLC) and has served as its President since inception. Unwired Technology manufactures a line of wireless audio/video and computer accessories under its Unwired brand. It is also an OEM supplier of wireless multimedia products to the automotive market. Since May 1996, Mr. Richenstein has been President and Chief Executive Officer of Peak Ventures, Inc. which provides services to the consumer electronics industry. Mr. Richenstein also served as a managing member of Long Hall Technologies, L.L.C. since 1994, a consumer electronics company which manufactures products under the Nickelodeon brand under license from MTV Networks. From 1985 until July 1996, Mr. Richenstein was President and Chief Executive Officer of Lonestar Technologies, Ltd., a consumer electronics company. Mr. Richenstein is an attorney admitted to practice in New York and has, in the past, served as a director of two public companies, both of which were involved in the electronics industry.

     GORDON A. PARIS, 48, has been a director of the Company since April 1998 and is a member of the Company's Compensation Committee. Mr. Paris is Head of Investment Banking at TD Securities (USA) Inc., a subsidiary of The Toronto-Dominion Bank. Mr. Paris joined TD Securities (USA) Inc. as Managing Director and Group Head of High Yield Management and Capital Markets and Merger and Acquisitions in March 1996. From June 1994 through March 1996, Mr. Paris was a Managing Director in the Leveraged Finance Group with CS First Boston. From March 1991 through June 1994, Mr. Paris was a Managing Director at Lehman Brothers in charge of the High Yield and Restructuring Group.

     RONALD GLIME, 56, has been President of United States and Canadian Operations of the Company since March 1999. From October 1992 through March 1999, Mr. Glime was President of Warrantech Automotive, Inc., a wholly owned subsidiary of the Company ("Warrantech Automotive"). From February 1991, he was Regional Sales Manager for Warrantech Automotive (then known as Warrantech Dealer Based Services, Inc.). From 1983 through February 1991, Mr. Glime was an independent insurance agent for various insurance companies. From 1978 through 1982, Mr. Glime was employed by American Warranty Corporation, a company in the warranty administration business and was its President when he resigned in 1982. Mr. Glime was a director of Corniche Group Incorporated, a company in the insurance and/or insurance-related businesses based in Euless, Texas, from May 1998 until September 1999. Mr. Glime is also a director of MedStrong International Corporation, a company which has developed an information repository to store and transfer patient medical records and the software necessary to transfer the information over the internet allowing for data retrieval and modification.

OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES

     WILLIAM BARKER, 45, has been President of Warrantech Home Service Company since February 2001. From April 1997 to January 2001, Mr. Barker was Vice President and General Manager of Warrantech Automotive. Mr. Barker joined the Company in November 1996 as General Manager of Warrantech Automotive. Prior thereto, he held various management positions in the pharmaceutical infusion and vehicle service contract industries.

     JEANINE FOLZ, 36, has been the Senior Vice President of Insurance Services since April 1998 and has been Assistant Secretary of the Company since January 1995. From October 1995 to March 1998, Ms. Folz was the Vice President of Insurance Services. Ms. Folz joined the Company in 1987. From 1987 to 1995, Ms. Folz held various positions, including Director of Insurance Services and other customer service and project analyst positions. She is currently a member of the Risk and Insurance Management Society and the National Association for Female Executives.

     CHRISTOPHER FORD, 53, has been President of Warrantech Automotive since May 1999. From December 1996 until April 1999, Mr. Ford was Regional Vice President for Warranty Products Division of AIU, an AIG related Company in Australia. From February 1994 until December 1996, he was the Legal Representative/Managing Director of Techmark Japan, an AIG related business in Japan. From 1989 to 1994, Mr. Ford held several key marketing and management positions within the vehicle service contract industry. Prior to 1989, Mr. Ford held various management positions in the automotive industry.

     RICHARD F. GAVINO, 54, has been Executive Vice President, and the Company's Chief Financial Officer, Chief Accounting Officer and Treasurer since April 1998. From 1995 to March 1998, Mr. Gavino was Chief Financial Officer of Maxon Auto Group, one of the largest automobile retailers in New Jersey. From 1993 to 1995, Mr. Gavino was a turnaround consultant. From 1984 to 1993, Mr. Gavino was Senior Vice President and Chief Financial Officer of Tops Appliance City, a publicly traded consumer electronics and appliance superstore chain.

     ANDREW IMPAVIDO, 59, has been Senior Vice President of Warrantech Motivation, a corporate division which consists of Training and Development, Multimedia Services and Corporate Communications, since April 1998. Mr. Impavido joined the Company in 1991 as Director of Training and has held the position of Vice President of Training and Development prior to his present position. Prior thereto, Mr. Impavido had spent over 25 years in the retail industry and has held various management and training positions, with industry leaders such as Sears, Montgomery Ward and the 350 store Belk Chain.

     JAMES F. MORGANTEEN, 51, has been General Counsel for the Company since April 1997 and Senior Vice President since February 1998. Mr. Morganteen most recently served as a Vice President for Bankers Trust of New York with responsibility for counseling its OTC risk management operations. From 1987 through 1994, Mr. Morganteen served as Senior Counsel to Xerox Corporation managing the legal function of Xerox Credit Corporation, the financial services unit of Xerox Corporation.

     RICHARD RODRIGUEZ, 47, has been President of Warrantech International, Inc., a wholly owned subsidiary of the Company ("Warrantech International"), since May 1999. From April 1998 until May 1999, Mr. Rodriguez was President of Warrantech Consumer Product Services, Inc., a wholly owned subsidiary of the Company. From December 1996 until March 1998, Mr. Rodriguez was Vice President and Managing Director of Warrantech International. From February 1992 until December 1996, Mr. Rodriguez served as Chief Operating Officer of the Company's Texas operating facilities. From 1987 until 1992, Mr. Rodriguez served in various executive positions with the Company. Prior to 1987, Mr. Rodriguez served as an executive and/or consultant to retailers and manufacturers of consumer electronic products.

     RANDALL SAN ANTONIO, 47, has been President of Warrantech Direct, Inc., a wholly owned subsidiary of the Company, since June 1996 and, from May 1994 through June 1996, served as that subsidiary's Vice President and General Manager. Prior thereto, he was Vice President of Finance of Castle Hill Productions Inc. from June 1984.

     LAURENCE TUTT, 36, has been Vice President of MIS/Telecommunications and Operations since September 2000. Mr. Tutt joined the Company in August 1995 and has held various managerial positions within the Company's MIS Department, becoming Vice President of MIS in November 1999.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended March 31, 2001, the Board of Directors held three meetings. All such meetings were fully attended. The Company has an Audit Committee and a Compensation Committee, each consisting of three independent directors, Messrs. Paris, Richenstein and White. The Audit Committee met twice and the Compensation Committee met once during the 2001 fiscal year.

     The Audit Committee is responsible for evaluating the Company's accounting and control procedures and practices and for reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee periodically meets with the Company's Chief Financial Officer, and other appropriate officers of the Company, and with the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements.

     The Compensation Committee generally oversees matters relating to the compensation of employees of the Company. In connection with this oversight, it reviews and makes recommendations to the Board of Directors on officer and senior employee compensation. During fiscal 2001, the Board of Directors considered officer compensation issues on three occasions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee serves as a member of the board of directors of any entity that has one or more executive officers serving as member of the Company's Board of Directors.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive any fees for their service on the Board. Each non-employee director is entitled to receive compensation of $2,500 plus 250 shares of Common Stock per calendar quarter of service on the Board of Directors. Committee service is compensated at $500 plus
62.5 shares of Common Stock per calendar quarter. In addition, non-employee directors are reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board of Directors and committee meetings.

     During fiscal 2001, the following cash amounts were paid to directors:

Gordon A. Paris.............................................  $14,000
Lawrence Richenstein........................................  $14,000
William Tweed...............................................  $10,000
Jeff J. White...............................................  $14,000

     In April 2000, the Board of Directors granted stock options to purchase 25,000 shares of Common Stock to each non-employee director. These stock options vested on the grant date and are exercisable for a period of five years from the date of the grant.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) reports they file. Based on a review of these reports, during the fiscal year ended March 31, 2001, the Company believes its officers, directors and greater than 10% beneficial shareholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of July 17, 2001, concerning shares of Common Stock, the Company's only voting securities, owned beneficially by each of the Company's directors and nominees for the Board of Directors, by each person who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company and by the Company's executive officers and directors as a group.

     As of the most recent reports filed on Schedule 13G with the Securities and Exchange Commission, there is no shareholder who is known to the Company to be a beneficial owner of more than five percent of the Common Stock, except those listed in the following table.

                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                      --------------------------------------------------
                                                                SHARES          TOTAL
                                       NUMBER OF SHARES      EXERCISABLE      BENEFICIAL             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIALLY OWNED    WITHIN 60 DAYS    OWNERSHIP              OF CLASS
------------------------------------  ------------------    --------------    ----------             --------
Joel San Antonio...................       3,203,442            400,000        3,603,442(1)            22.61%
  150 Westpark Way
  Euless, Texas 76040
William Tweed......................       1,898,225                 --        1,898,225(2)            11.91%
  150 Westpark Way
  Euless, Texas 76040
Jeff J. White......................       1,620,529                 --        1,620,529(3)            10.17%
  35 Hub Drive
  Melville, New York 11747
Ronald Glime.......................         239,475             16,667          256,142                1.61%
  150 Westpark Way
  Euless, Texas 76040
Lawrence Richenstein...............          40,750                 --           40,750                   *(5)
  500 Eastern Parkway
  Farmingdale, New York 11735
Gordon A. Paris....................          29,625                 --           29,625                   *(5)
  31 West 52nd Street, 22nd floor
  New York, New York 10019-6101
All directors and executive officers
  As a group (15 persons)..........       7,092,852            416,667        7,509,519(1,2,3,4)      48.59%

---------------
(1) Includes 5,000 shares held by Mr. San Antonio as custodian for two minor children. Includes 10,800 shares owned by Mr. San Antonio's wife as to which he disclaims beneficial ownership. Includes an aggregate of 200,000 shares held in trusts for his children, of which Mr. San Antonio's wife is a trustee, as to which Mr. San Antonio disclaims any beneficial interest. Does not include 36,803 shares owned by Mr. San Antonio's brother and sister-in-law and 5,000 shares owned by his mother as to which he disclaims any beneficial interest.

(2) Includes 23,000 shares held by Mr. Tweed as custodian for one child. Does not include an aggregate of 7,500 shares held by Mr. Tweed's mother and sister. Includes 1,500 shares held by Mr. Tweed's wife, and 55,000 shares held in trust for the benefit of Mr. Tweed's granddaughter, of which Mr. Tweed's wife is the trustee, as to which he disclaims any beneficial interest.

(3) Does not include an aggregate of 135,000 shares owned by Mr. White's mother and sister as to which he disclaims any beneficial interest.

(4) Includes options which are presently exercisable or exercisable within 60 days held by directors and executive officers of the Company to purchase an aggregate of 834,927 shares of Common Stock.

(5) Less than 1% of the outstanding shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information for the years ended March 31, 2001, 2000 and 1999 concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's next four highest paid executive officers

                                                                                         LONG TERM
                                              ANNUAL COMPENSATION                  COMPENSATION AWARDS(1)
                                      ------------------------------------   ----------------------------------
NAME OF                                                     OTHER ANNUAL     RESTRICTED STOCK    STOCK OPTION        ALL OTHER
PRINCIPAL POSITIONS            YEAR    SALARY     BONUS    COMPENSATION(2)   (SHARES) AWARDS    (SHARES) AWARDS   COMPENSATION(3)
-------------------            ----   --------   -------   ---------------   ----------------   ---------------   ---------------
Joel San Antonio.............  2001   $617,528   $ 1,700      $264,907           $    --                 --           $2,235
  Chairman of the Board        2000    627,725     1,600       101,366                --                 --            2,245
  and Chief Executive Officer  1999    590,430     1,600        29,750                --            400,000            2,245
Ronald Glime.................  2001   $320,361   $   900      $ 16,992           $    --            165,500           $   --
  President of U.S. and        2000    289,738       800        30,977                --             50,000            1,713
  Canadian Operations          1999    200,000    52,951         9,523                --             70,816            1,547
Richard F. Gavino............  2001   $234,039   $   100      $ 18,374           $    --                 --           $2,595
  Executive Vice President,    2000    217,608        50        18,587                --                 --            1,645
  Chief Financial Officer and  1999    182,308    25,000         9,587            25,000             92,308               --
  Treasurer
Christopher Ford.............  2001   $173,060   $   716      $ 21,715           $    --             29,500           $1,114
  President of Warrantech      2000    150,173    45,625        13,716                --                 --               --
  Automotive, Inc.             1999         --        --            --                --                 --               --
Richard Rodriguez............  2001   $181,250   $ 1,300      $ 20,252           $    --             44,250           $1,373
  President and Executive      2000    166,444     1,200        19,541                --                 --            1,110
  Vice President of            1999    149,038    26,100        14,169                --                 --            1,262
  Warrantech
  International, Inc.

---------------
(1) For purposes of this Summary Compensation Table and this purpose only, the 1998 Employee Incentive Stock Option Plan is being treated as a long-term incentive plan.

(2) Included in Other Annual Compensation are auto allowances given to each officer in fiscal 1999, 2000, and 2001; life, medical and dental insurance premiums for the years 1999, 2000, and 2001; vacation accrual exchange payouts to Messrs. San Antonio, Glime, Gavino and Rodriguez in fiscal 2000; club membership and dues for Messrs. San Antonio, Glime, Ford and Rodriguez; relocation expenses paid to Mr. Ford in fiscal 2000; $223,460 in interest, which was forgiven by the Company related to a loan to Mr. San Antonio in 2001.

(3) Unless otherwise indicated, all other compensation represents amounts contributed by the Company in accordance with the Company's 401(K) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to individual grants of stock options during the fiscal year ended March 31, 2001 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                                                                     POTENTIAL REALIZED VALUE AT
                            NUMBER OF                                                  ASSUMED ANNUAL RATES OF
                            SECURITIES   PERCENT OF TOTAL                              STOCK PRICE APPRECIATION
                            UNDERLYING   OPTIONS GRANTED                                   FOR OPTION TERM
                             OPTIONS     TO EMPLOYEES IN    EXERCISE    EXPIRATION   ----------------------------
NAME                         GRANTED       FISCAL YEAR      PRICE(1)       DATE       0%       5%          10%
----                        ----------   ----------------   ---------   ----------   ----   ---------   ---------
Joel San Antonio..........        --             --               --           --    --           --          --
Ronald Glime..............   100,000           15.8%         $0.7344    1/01/2011    --     $119,113    $189,667
Ronald Glime..............    65,500           10.3%         $1.3125    4/04/2011    --       78,019     124,232
Richard F. Gavino.........        --             --               --           --    --           --          --
Christopher Ford..........    29,500            4.7%         $1.3125    4/04/2011    --       35,138      55,952
Richard Rodriguez.........    44,250            7.0%         $1.3125    4/04/2011    --       52,707      83,928

---------------
(1) The exercise price equals the fair Market Value of a share of Common Stock on the date of grant.

OPTIONS EXERCISED AND HOLDINGS

     The following table sets forth information with respect to the individuals listed in the Summary Compensation Table above concerning unexercised options held as of the end of the 2001 fiscal year.

                                                                  NUMBER OF               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  SHARES                    AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Joel San Antonio..............     --           --              --        400,000          $--            $--
Ronald Glime..................     --           --         107,500         88,000           --             --
Richard F. Gavino.............     --           --          61,539         30,769           --             --
Christopher Ford..............     --           --              --         29,500           --             --
Richard Rodriguez.............     --           --              --         44,250           --             --

---------------
(1) Based upon the Company's price per share of $0.53125, as reported on the NASDAQ National Market System on March 31, 2001.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement, effective April 1, 1998, with Joel San Antonio to serve as Chief Executive Officer of the Company. Under the terms of the agreement, Mr. San Antonio's initial base compensation is $585,000 per annum, subject to an increase of 5% per annum beginning January 1, 1999. Mr. San Antonio has waived this increase for each of the 1999, 2000 and 2001 fiscal years. Mr. San Antonio is also entitled to an annual incentive bonus equal to 2% of the Company's net after tax profits. Mr. San Antonio is entitled to be reimbursed for all ordinary, reasonable and necessary expenses incurred by him in the performance of his duties, including an automobile allowance of $12,000 per annum. The Company provides Mr. San Antonio with comprehensive medical and dental insurance policies, as well as disability coverage and a life insurance death benefit policy in excess of $1,000,000. Upon entering his employment, Mr. San Antonio was granted options to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $3.37 (fair market value on the date of grant plus 10%) per share, all of which options vest upon the earlier to occur of the Company achieving certain specified performance goals or a change of control of the Company. Mr. San Antonio's employment agreement is automatically extended for additional one year periods unless either party terminates by giving 90 days written notice prior to the end of any term or renewal term. Mr. San Antonio has also entered into an agreement not to compete with the Company for two years, which may be exercised by the Company upon the expiration or earlier termination of his employment agreement by delivery to Mr. San Antonio of an aggregate of 100,000 shares of Common Stock.

     Effective April 1, 1999, the Company entered into a four-year employment agreement with Ronald Glime, in conjunction with his new role as President of United States and Canadian Operations. Under the terms of agreement, Mr. Glime is entitled to an initial annual base salary of $275,000 subject to automatic minimum annual increases of 5%. Mr. Glime is also entitled to receive an annual cash bonus based upon a percentage of the Company's after tax net income. The Company provides Mr. Glime with medical and dental insurance, an automobile allowance of $6,000 per annum and life insurance benefits similar to that provided by the Company to certain of its other executives. Pursuant to his employment agreement, Mr. Glime was granted options to purchase 30,000 shares of Common Stock. These options vest over a four-year period contingent upon the Company achieving certain specified performance goals. Mr. Glime was granted options in August 1999 to purchase an aggregate of 50,000 shares of the Common Stock, which options he subsequently surrendered. In April 2000, he was granted options to purchase an aggregate of 65,500 shares of Common Stock, which options vest over a three-year period. Mr. Glime was also granted options in October 2000 to purchase an aggregate of 100,000 shares of Common Stock, which options vested on January 1, 2001.

     Effective April 16, 1998, and amended effective April 1, 2001, the Company entered into a three-year employment agreement with Richard F. Gavino to serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Under the terms of his agreement, Mr. Gavino is entitled to an initial annual base salary of $241,500 subject to annual increases of 5%. Mr. Gavino received a $25,000 bonus upon signing the agreement. Mr. Gavino is entitled to receive an annual cash bonus based upon a percentage of the Company's pre-tax income. The Company provides Mr. Gavino with medical and dental insurance, an automobile allowance of $6,000 per annum and life insurance benefits similar to that provided by the Company to certain of its other executives. Pursuant to the amended agreement, Mr. Gavino was granted options to purchase 30,000 shares of Common Stock, which options vest in accordance to the Company 1998 Employee Incentive Stock Option Plan.

     Effective May 3, 1999, Warrantech Automotive, Inc. entered into a five-year employment agreement with Christopher Ford to serve as its President. Under the terms of the agreement, Mr. Ford is entitled to an initial annual base salary of $165,000 subject to annual increases of 5% and is entitled to receive annual bonuses equal to 50% of his base salary if certain operating goals for Warrantech Automotive, Inc. are attained. Mr. Ford received a $25,000 bonus upon signing the agreement and relocating to Texas. The Company provides Mr. Ford with medical and dental insurance, an automobile allowance of $6,000 per annum and life insurance benefits similar to that provided by the Company to certain of its other executives. Mr. Ford was granted options in April 2000 to purchase an aggregate of 29,500 shares of Common Stock, which options vest over a three-year period.

OTHER INCENTIVES AND COMPENSATION

     The Company has provided executives equity-based long-term incentives through its 1998 Employee Incentive Stock Option Plan, which was designed to award key management personnel and other employees of the Company with bonuses and stock options based on the Company's and the employee's performance.

     The Company provides executive officers with an incentive bonus plan, which provides cash and/or stock bonuses upon meeting certain performance criteria.

     The Company provides an incentive bonus plan for all employees for the referral of potential new employees for employment by the Company who are subsequently hired by the Company. The amount of the bonus is predicated on the skill and professional level of the new employee.

     Additionally, the Company provides an incentive bonus to existing employees who are claims adjusters for obtaining and maintaining certification as professionals in their field.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of the Board of Directors, exercised options to purchase shares of Common Stock an aggregate of 3,000,000 shares of Common Stock in consideration for the delivery of secured recourse promissory notes totaling $8,062,500 with interest payable over three years at an annual interest rate of 6%. On March 22, 1999, Mr. San Antonio signed an additional promissory note for $595,634, the amount funded by the Company for payroll taxes payable by him as a result of his exercise of these options.

     In February 2000, the Company agreed to restructure the loans to Messrs. Tweed and White by capitalizing the interest due and extending the loan maturity date from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrues annually at the applicable federal rate. Interest will first become payable on the third anniversary of the restructuring and will be payable annually thereafter.

     In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2000, is due January 31, 2005 and accrues interest annually at 5.2%. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. Interest which accrued from February 1, 2000 through March 31, 2001 was forgiven in the current fiscal year.

     The total amount of the restructured loans to Messrs. Tweed, White and San Antonio, including the capitalized interest, is $9,833,244.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") was formed in February 1994 and is responsible for setting and administering the compensation policies which govern annual compensation, long-term compensation, and stock option and ownership programs for the Company's executive officers, as well as the other employees of the Company and its subsidiaries. The Committee, which met once during fiscal 2001, consists of three independent directors, Jeff
J. White, Lawrence Richenstein and Gordon A. Paris.

  Compensation Philosophy

     The policies and decisions of the Committee are designed to achieve the following goals:

     - Reflect a pay-for-performance relationship where a portion of total compensation is at risk.

     - Attract and retain key management personnel critical to the Company's long-term success.

     The Committee has solicited and evaluated information from independent sources to review the reasonableness of compensation paid to senior executive officers of the Company. The Committee compared compensation paid by competing companies, companies of similar size and the Company's performance, taking into account activities that have special value to the Company but have no immediate impact on operating results and the increased level of revenues and income of the Company.

  Base Salary

     As a result of these deliberations, the Committee made detailed and comprehensive recommendations to the Board of Directors concerning senior executive compensation and incentive compensation for the Chief Executive Officer. Having duly considered the Committee's report, the Board of Directors approved these recommendations during the 1996 fiscal year.

  Bonus Incentive Plan

     The Committee also evaluated the Company's bonus incentive plans which are designed to reward other key executive officers of the Company with bonuses based on the Company's attaining certain operating goals.

Under these plans, each eligible participant becomes entitled to an incentive bonus payment equal to an agreed upon percentage of his then current salary base, adjusted proportionately, if net operating revenues and operating income goals are met.

  Stock Option Plan

     During the 2001 fiscal year, all decisions regarding the Company's 1998 Employee Incentive Stock Option Plan (the "Plan"), including the granting of options thereunder, were made by the full Board of Directors. The Committee is of the opinion that the Plan has been extremely effective in attracting and retaining key executives and employees of the Company and its subsidiaries and motivating them to improve the Company's financial performance.

     As of March 31, 2001, options to purchase an aggregate of 864,391 shares of Common Stock were issued under the Plan. Options to purchase 534,121 shares of Common Stock were granted under the Plan during the fiscal year ended March 31, 2001.

  Policy Regarding the Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly held company to the Company's chief executive officer and its other four highest compensated executive officers. Compensation that qualifies as performance-based compensation for purposes of
Section 162(m) is not subject to the $1 million deduction limitation. The Committee does not currently anticipate that the Company will pay any executive officer compensation in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code) and, accordingly, the Committee anticipates that all amounts paid as executive compensation will be deductible by the Company for federal income tax purposes.

  Summary of Chief Executive Officer Compensation

     During the fiscal year ended March 31, 2000, Mr. San Antonio received $617,528 in base salary and $1,700 in bonuses. Mr. San Antonio's total compensation during the 2001 fiscal year, and the terms of his employment agreement, were designed to reward Mr. San Antonio for his diligent efforts in implementation of cost-cutting measures and the general restructuring of the Company's business, overseeing the Company's development of new markets, technological improvements, introduction of a range of new programs and pursuit of major new customers, each of which impacts current results for the long-term benefit of the Company. During the 2001 fiscal year, the terms of two loans to Mr. San Antonio were restructured. As a result, $223,460 of accrued interest on the loan was forgiven by the Company.

     During the fiscal year ended March 31, 2001, under Mr. San Antonio's guidance, the Company continued its cost reduction plan to consolidate operations and reduce expenses and returned to profitability. In fiscal year 2001, the Company reported a $1.9 million net income versus an $8.2 million loss in the preceding fiscal year. While the Company's Common Stock has not performed at the level of the Company's peers or the Russell 2000 Index, as set forth in the Performance Graph, the Committee believes the Company's stock price does not reflect the achievements of the Chairman and Chief Executive Officer and the Company in the past year. The Committee believes the initiatives and accomplishments of the Company under Mr. San Antonio's leadership will continue to deliver greater long-term stockholder value.

                                          COMPENSATION COMMITTEE

                                          Jeff J. White
                                          Lawrence Richenstein
                                          Gordon A. Paris

PERFORMANCE GRAPH

     The following table and graph track an assumed investment of $100 on March 31, 1996 in the Common Stock of the Company, The Russell 2000 Index and a peer group comprised of two companies whose principal operations are similar to those of the Company, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.

     The peer group consists of Unico American Corp. and Harris & Harris Group, Inc. All amounts rounded to the nearest dollar.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG WARRANTECH CORPORATION, THE RUSSELL 2000 INDEX AND A PEER GROUP

                                                 WARRANTECH CORPORATION            PEER GROUP                 RUSSELL 2000
                                                 ----------------------            ----------                 ------------
Mar 96                                                   100.00                      100.00                      100.00
Mar 97                                                   223.00                      106.00                      105.00
Mar 98                                                   175.00                      122.00                      149.00
Mar 99                                                    79.00                       88.00                      125.00
Mar 00                                                    40.00                      219.00                      171.00
Mar 01                                                    40.00                      276.00                      145.00

* $100 INVESTED ON 3/31/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING MARCH 31.

          AMENDMENT NO. 1 TO 1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                           (ITEM 2 ON THE PROXY CARD)

     At the 1998 Annual Meeting of Stockholders, the Company's stockholders approved the 1998 Employee Incentive Stock Option Plan (the "1998 Plan"). The 1998 Plan originally authorized the issuance of up to 1,041,987 shares of Common Stock for grants of non-qualified options and incentive stock options. This authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the 1998 Plan's Effective Date, under the Warrantech Corporation 1988 Employee Incentive Stock Option Plan (the "Predecessor Plan"), including the shares subject to the outstanding options incorporated into the 1998 Plan and any other shares which would have been available for future option grants under the Predecessor Plan, plus (ii) an additional 600,000 shares which were included in the initial authorized share reserve when the 1998 Plan was approved.

     The Board of Directors has amended the 1998 Plan, subject to stockholder approval, to authorize 600,000 additional shares of Common Stock for future option awards. Because of the limited number of remaining shares of Common Stock reserved for issuance under the 1998 Plan, the Board of Directors believes it is appropriate and necessary to authorize the reservation of additional shares for future awards. Authorization of the reservation of these additional shares will allow grants to employees, officers, directors and consultants in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

     The closing sale price of a share of Common Stock on July 24, 2001, as reported on the NASDAQ National Market System was $0.51.

     The following is a summary of the principal features of the 1998 Plan. The summary is qualified in its entirety by reference to the complete text of the 1998 Plan, as proposed to be amended. The proposed amendment to the 1998 Plan is set forth as Exhibit B to this Proxy Statement (the "1998 Plan Amendment").

PURPOSE AND ELIGIBILITY

     The 1998 Plan is intended to promote the interests of the Company by affording employees, executive officers and directors of the Company and its present and future subsidiaries, and outside consultants or advisors to the Company, an opportunity to acquire a proprietary interest in the Company in order to attract and retain such persons, to provide them with long term financial incentives to increase the value of the Company and to provide them with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders. The Administrator (as hereinafter defined) determines which members of such class of eligible individuals shall receive grants under the 1998 Plan and the terms of such grants.

SHARES SUBJECT TO PLAN

     The stock subject to the 1998 Plan shall be authorized but unissued shares of Common Stock, or shares of Common Stock reacquired by the Company in any manner. The maximum number of shares of Common Stock which are authorized for issuance under the 1998 Plan currently is 1,041,987 shares. The 1998 Plan Amendment would authorize the use of up to an additional 600,000 shares of the Company's common stock for issuance under the 1998 Plan. If the 1998 Plan Amendment is adopted, a total of 1,641,987 shares will be subject to the 1998 Plan, as amended.

EFFECTIVE DATE AND DURATION

     The effective date of the 1998 Plan was August 25, 1998. The 1998 Stock Plan shall terminate on August 24, 2008, unless earlier terminated by the Board. No award shall be granted after the date upon which the 1998 Plan terminates.

ADMINISTRATION

     The 1998 Plan is administered by a committee of the Board of Directors which consists of three disinterested directors of the Company, who are appointed by the Board of Directors (collectively, the "Administrator"). A member of the Board of Directors is deemed to be "disinterested" only if he satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under the plans intended to qualify for exemption under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

     Subject to the provisions of the 1998 Plan, the Administrator (i) determines the amount of all grants, (ii) determines the terms and conditions of grant agreements and all elections and other forms, (iii) interprets the 1998 Plan, and (iv) makes all other decisions relating to the operations of the 1998 Plan.

AWARDS AVAILABLE UNDER THE 1998 PLAN

     The Administrator may make the following types of grants under the 1998 Plan, each of which shall be an "Award." One share of Common Stock shall be the underlying security for any Award. The shares of Common Stock reserved for issuance under the 1998 Plan are, collectively, the "Shares" and each, individually, a "Share."

     Stock Options. The Administrator may grant to participants Stock Options to purchase Shares. The Option Price for each Share subject to a Stock Option shall not be less than the greater of (i) the par value of a Share, or (ii) the Fair Market Value (as such term is defined in the 1998
Plan) of a Share on the date the Stock Option is granted. The Stock Options may be Non-Qualified Stock Options ("NQSOs") or Incentive Stock Options ("ISOs") which are intended to satisfy the requirement of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Each grant of Stock Options shall be evidenced by an agreement which shall incorporate such terms and conditions (including the expiration and exercise dates) as the Administrator, in its sole discretion, deems to be consistent with the terms of the 1998 Plan and other legal requirements. The Administrator may prescribe the method of exercise and payment of such Stock Options. The Administrator may issue new Stock Options equal to the number of Shares surrendered by a participant upon exercise of previously granted Stock Options.

     Restricted Shares. The Administrator may grant to participants the right to purchase Shares, subject to specified restrictions ("Restricted Shares"). Such restrictions may include, but are not limited to, the requirement of continued employment with the Company or a subsidiary and achievement of performance objectives. If a participant fails to meet the terms and conditions set forth in the related agreement during the period of the restrictions, the Restricted Shares shall be forfeited, and all rights of the participant to such shares shall terminate without further obligation on the part of the Company. Except to the extent restricted under the terms and conditions of the related agreement, a participant who is granted Restricted Shares shall have all of the rights of a stockholder, including, without limitation, the right to vote Restricted Shares and the right to receive dividends on such Restricted Shares.

     The Administrator shall determine and specify the purchase price of the Restricted Shares, the nature of the restrictions and the performance objectives in the related agreement. The performance objectives shall consist of (i) one or more business criteria, including financial and individual performance criteria, and (ii) a target level or levels of performance with respect to such criteria. The performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code.

     Stock Payments. Stock Payments may be made to participants as a bonus or as additional compensation, as determined by the Administrator. Once a participant receiving Stock Payments becomes a holder of record of such Shares, the participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued as Stock Payments.

TRANSFERABILITY DURING LIFETIME

     During the lifetime of a participant to whom an Award is granted, only the participant, or participant's legal representative, may exercise or receive payment of an Award; provided, however, that the Administrator may permit transfers of awards other than ISOs pursuant to a valid domestic relations order if and to the extent any such transfers do no cause a participant subject to
Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions or violate other rules or regulations of the SEC or the Internal Revenue Service or materially increase the cost of the Company's compliance with such rules or regulations.

ADJUSTMENTS

     In the event that there is any change in the Common Stock by reason of any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or events, the number and kind of Shares which may be delivered, the exercise price, grant price, or purchase price relating to any Award may be appropriately adjusted by the Administrator at the time of such event.

AMENDMENTS

     The Board shall have the right to amend, modify, suspend or terminate the 1998 Plan at any time, for any purpose; provided that the 1998 Plan may not be amended in a manner which would disqualify the Plan from the exemption provided by Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of Stock Options, Restricted Shares and Stock Payments are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

     Incentive Stock Options. The participant recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the Shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the Shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of the Company's Common Stock on the date the option is exercised and any excess is capital gain. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant.

     Non-Qualified Stock Options. The participant recognizes no taxable income and the Company receives no deduction when an NQSO is granted. Upon exercise of an NQSO, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. No more that fifty percent (50%) of the shares received upon an exercise of a NQSO may be sold within one year following the date of such exercise. All of such shares may be sold thereafter. The participant recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any Shares disposed of or sold.

     Restricted Shares. A participant granted Restricted Shares is not required to include the value of such Shares in income until the first time such participant's rights in the Shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under the Code Section 83(b) to be taxed on the receipt of the Shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the Shares at the time the income is recognized over the amount (if any) paid for the Shares. The Company receives a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

     Stock Payments. A participant granted Stock Payments recognizes income in an amount equal to the fair market value of such shares as and when such becomes payable to the participant. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

     Section 162(m). Section 162(m) of the Code limits to $1 million per year the Federal income tax deduction available to a public company for the compensation paid to any of its chief executive officer and four other highest paid executive officers. However, Section 162(m) provides an exception from this limitation for certain "performance-based" compensation if various requirements are satisfied. The 1998 Plan is designed to satisfy this exception for Stock Options. In addition, if the Administrator elects to issue Restricted Shares or Stock Payments thereunder, it also can satisfy the exception for such grants by utilizing "performance-based" award criteria.

     As discussed above, the employees of the Company and its subsidiaries who will receive awards under the 1998 Plan and the size and terms of the awards are generally to be determined by the Administrator in its discretion. Thus, it is not possible either to predict the future benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 1998 PLAN AMENDMENT. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE 1998 PLAN AMENDMENT.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The primary function of the audit committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The committee is comprised of three directors, each of whom is independent. The audit committee acts under a charter approved by the Board of Directors and attached to this proxy statement as Annex A. Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in either of those fields or in auditor independence.

     Management is responsible for the preparation, presentation and integrity of the corporation's financial statements, the financial reporting process and internal controls. The independent accountants are responsible for auditing the corporation's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statements' conformity with accounting principles generally accepted in the United States of America.

     In performance of the oversight function, the committee reviewed and discussed the consolidated financial statements with management and Weinick Sanders Leventhal & Co., LLP ("Weinick"), the independent accountants. Management and Weinick informed the committee that the corporation's consolidated financial statements were fairly stated in accordance with accounting principles generally accepted in the United States of America and discussed with Weinick matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The committee also discussed with Weinick their independence from the corporation and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from Weinick to the committee required by Standard No. 1.

     Based on the reviews and discussions referred to above, representations of management and Weinick, and subject to the limitations of our role, the committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

     During fiscal year 2001, the Company paid Weinick $172,000 fees for annual audit and quarterly reviews and $4,300 for other services.

                                          AUDIT COMMITTEE

                                          Gordon A. Paris
                                          Lawrence Richenstein
                                          Jeff J. White

RELATIONSHIP WITH CURRENT INDEPENDENT PUBLIC ACCOUNTANTS

     At the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Weinick Sanders Leventhal & Co., LLP ("Weinick") as the Company's independent public accountants for the fiscal year ending March 31, 2002. It is expected that representatives of Weinick will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Weinick has served as the Company's independent public accountants since their appointment by the Board of Directors on August 25, 1999.

DISAGREEMENT WITH FORMER INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young, which was retained in September 1998 to audit the Company's financial statements for the fiscal year ending March 31, 1999 ("Fiscal 1999"), had informed the Company shortly before the anticipated filing of the Company's Annual Report on Form 10-K with the SEC that it believed that the revenue recognition policy the Company had followed since 1991 was not correct and that the Company should be following the straight line revenue recognition method provided for in Technical Bulletin No. 90-1 ("TB 90-1") of the Financial Accounting Standards Board ("FASB"). Due to the shortness of time available before the Form 10-K for Fiscal 1999 was due, and because the Company disagreed with Ernst & Young's view that TB 90-1 applied, the Company was not able to file its Fiscal 1999 Form 10-K with certified financial statements by the July 14, 1999 filing deadline.

  Background

     The Company had originally requested the views of FASB and the SEC with respect to the applicability of TB 90-1 in 1991. On August 23, 1991, Weinick, which then was the Company's independent accountant, had a telephone conversation with a former staff member of FASB, Mr. John Griffin, in which Mr. Griffin stated that FASB had reached an informal opinion approximately one month earlier that TB 90-1 was not applicable to entities that transfer their obligor risk under extended service contracts ("ESC"), if an ESC obligor transfers risk of loss through the purchase of insurance. Mr. Griffin explained that this opinion was premised on the facts that the full cost of the insurance must be known and fixed and all risk of loss must be transferred to the carrier. Mr. Griffin further expressed the opinion that entities that transfer their risk to insurance carriers in such a manner should follow the revenue recognition guidelines in the American Institute of Certified Public Accountants' Exposure Draft Proposed Industry Accounting Guide for Insurance Agents and Brokers (the "Exposure Draft"). In a separate telephone conversation between Weinick and Mr. Wayne Kauth, of the SEC and one of the authors of the Exposure Draft, Mr. Kauth stated that one of the major determining factors in the applicability of the Exposure Draft was the transfer of risk of loss. Based on Messrs. Griffin's and Kauth's verbal opinions, the Company requested a determination from the Division of Corporate Finance ("DCF") of the SEC. The Company requested the agreement of the Staff of the DCF that TB 90-1 is not applicable and its concurrence with the Company's proportional method of revenue recognition as prescribed under the guidelines of the Exposure Draft. In a letter dated November 15, 1991, the Company was informed that the Staff at the DCF would not object to the conclusion of the Company and its independent accountant that TB 90-1 is not applicable and that the revenue recognition policy in the Exposure Draft is appropriate.

     Despite the evidence provided to Ernst & Young concerning the non-applicability of TB 90-1 and the previous approvals provided by the SEC and FASB, Ernst & Young did not alter their position. Furthermore, it was the Company's understanding that Ernst & Young had several other clients with similar issues as to which Ernst & Young did not take the view that TB 90-1 was applicable.

     In light of the apparent inconsistency between different offices within Ernst & Young itself with respect to the applicability of TB 90-1, Ernst & Young's unwillingness to consider changing its view in light of this apparent inconsistency and its unwillingness to even further discuss the issue with the Company, the Audit Committee and the Board of Directors of the Company concluded that the independence of Ernst & Young had been compromised, that an effective working relationship with Ernst & Young was no longer possible and that, as a result, its engagement as the Company's independent accountant should be terminated. On August 25, 1999, the Board of Directors of the Company authorized the dismissal of Ernst & Young as its independent accountant.

  Ernst & Young's View

     Ernst & Young had informed the Company that it believed the Company's revenue recognition policy should be changed because, in recent years, the Company's subsidiaries have been classified as the obligors for a portion of the service contracts which they administer, and as a result, the Company should be required to straight-line its revenues over the duration of the service contracts in accordance with TB 90-1, as opposed to the current method, in which the Company recognizes revenues in direct proportion to the costs incurred. The Company's management believed that Ernst & Young was not correct because 100% of the risk related to the payment of claims under the service contracts is, and since 1991 has been, covered by an unaffiliated insurance company and, because of this transfer of risk, the Company and its subsidiaries are not exposed to any risk of payment for claims. This was the basis of the opinions expressed by the FASB member and by the DCF Staff. All of the insurance companies used by the Company to cover any claims made by consumers under the service contracts are rated not less than "Excellent" by A.M. Best & Company.

     Fiscal 1999 was the first year in which the Company engaged Ernst & Young to audit its financial statements. The previous auditing firms, each of which have certified the Company's financial statements since 1991, issued unqualified opinions with respect to the Company's financial statements, and the Company did not follow TB 90-1 with respect to its revenue recognition policy during any of those years.

  Conclusion

     Due to the disagreement with Ernst & Young concerning the Company's Revenue Recognition Policy, the Company requested guidance directly from the Chief Accountant's Office of the SEC, the authority which had previously issued a letter concurring with the Company's Revenue Recognition Policy in 1991. After several months of written and verbal communication with the SEC, the Company received a letter dated November 18, 1999 from the DCF stating that it did not object to the Company's revenue recognition policy as it is applied to its dealer-obligor contracts. The DCF did state that the Company should exclude from its gross revenue that portion of the dealer-obligor service contract payments it receives which pertains to the premium that is paid to the insurance companies. As a result, with respect to dealer-obligor contracts, which represent approximately 63% of the Company's business, the Company will continue to follow the accounting policy that it has applied over the past eight (8) years by recognizing a substantial portion of its administrative fee income in the year in which the service contracts are sold. Furthermore, the Company will continue to defer only that portion of the administrative fee income that pertains to administration of claims over the life of the contracts.

     With respect to service contracts in which the Company is the obligor, the DCF informed the Company that the Company should change its revenue recognition policy to comply with Financial Accounting Standards Board Technical Bulletin 90-1. Based on the communication from the DCF, PricewaterhouseCoopers LLP, the Company's previous independent accountants, rescinded their opinion certifying the financial statements of the Company for the fiscal years ending March 31, 1998, 1997, 1996 and 1995.

     Based on the final conclusions reached by the DCF, the Company prepared its financial statements for the fiscal year ending March 31, 1999 according to the revenue recognition policy guidance provided by the DCF and restated the financial statements accordingly for prior years.

  Reportable Events

     During an Audit Committee meeting held on July 26, 1999 (the "July 1999 Meeting"), Ernst & Young advised the Audit Committee that a "reportable condition" existed in that significant accounting adjustments to amounts recorded by management in connection with the audit involving, among other items, allowances made for accounts receivable, insurance company claim receivables and dealer related receivables, in the amount of $5 million were necessary in order to bring these allowance balances to what Ernst & Young viewed as acceptable amounts (the "Audit Adjustments").

     The Audit Adjustments described by Ernst & Young, including a description of the amounts and the reasons therefor, are set forth in Schedule A attached as an Exhibit to the Company's Form 8-K/A filed on September 10, 1999. Although all of the Audit Adjustments were recorded prior to the filing of the Company's Form 8-K, $5,027,014 of the Audit Adjustments were not recorded prior to the Audit. As explained in such Schedule A, $3,539,679 of the Audit Adjustments were not recorded prior to the Audit, primarily because of the termination of contracts with significant customers, which terminations neither occurred nor were known to the Company until after the financial closing of the Company's year end. Also as explained in such Schedule A, of the remaining $1,487,335 of the Audit Adjustments, $1,173,969 were judgmental differences
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

providing for an increase in the allowance for doubtful accounts. The remaining $313,366 of the Audit Adjustments were made as a result of the audit process.

     The Company disagrees with Ernst & Young's conclusion that a material weakness in internal controls may exist as a result of the Audit Adjustments because only $313,366 of the Audit Adjustments was made during the audit process. Management does not view a $313,366 Audit Adjustment to be an amount that is material in relation to the financial statements being audited or to constitute an error. As noted, the majority of the Audit Adjustments, i.e. $3,539,679, resulted from subsequent events, whereas $1,173,969 resulted from judgmental differences.

     It should be noted that Ernst & Young's report is the first instance in the fifteen-year history of the Company in which material weaknesses in internal controls were reported by its independent accountant to the Audit Committee.

     The Company believes that the matters reported by Ernst & Young concerning allowances made for accounts receivable involved judgments by management, which are accounting estimate issues and do not represent material weaknesses in internal control issues. The accounting estimate nature of these matters is evidenced by the fact that during the course of the Audit, Ernst & Young proposed that the allowance for doubtful accounts be increased by $170,000 against an uncollected receivable of $680,000. The Company concurred with this proposal and adjusted its books accordingly. As of the date hereof, the management took actions necessary to collect in excess of $500,000 of this $680,000 receivable.

     Nonetheless, the Company and the Audit Committee have undertaken steps to determine if Ernst & Young's allegations of the existence of material weaknesses in the Company's internal controls based on the Audit Adjustments are valid, or, if any other material weaknesses in internal controls exist and what corrective actions should be instituted. The Company and the Audit Committee also have instructed Weinick to review the Audit Adjustments and the Company's accounting policies and systems in their entirety in order to determine whether there are any material weaknesses in internal controls. Weinick conducted the requested review of the Audit Adjustments and reported to the Company that nothing has come to Weinick's attention that would lead it to believe that there are material weaknesses in the Company's internal controls.

     During the July 1999 Meeting, Ernst & Young also communicated to the Audit Committee a specific incident in which it asserted that an assistant controller of the Company had told representatives of Ernst & Young during the Audit that certain adjustments were made in connection with the closing of the Company's fourth quarter of Fiscal 1999 (the "4th Quarter") with which the assistant controller did not agree and that the assistant controller suggested to the auditors that they should review the 4th Quarter closing adjustments.

     Ernst & Young further reported to the Audit Committee that when Ernst & Young reviewed the 4th Quarter closing adjustments, it reversed a substantial number of adjustments and that management consented to these reversals. Ernst & Young further reported to the Audit Committee that when it first told management of the information reported by the assistant controller, the Company's senior management asked the assistant controller, in a meeting at which representatives of Ernst & Young were present, whether he had in fact conveyed such information to Ernst & Young and the assistant controller vehemently denied that he had made any such statements to Ernst & Young. Ernst & Young has not, either during the July 1999 Meeting or at any time thereafter, provided any documentary support for its statement. The Audit Committee was informed by the Chief Financial Officer of the Company that there were no reversals of 4th Quarter closing adjustments recommended by Ernst & Young, and that the only adjustments recommended by Ernst & Young were the $5 million in Audit Adjustments discussed above.

     Ernst & Young has failed to provide management with an explanation or evidence as to exactly which 4th Quarter closing adjustments it allegedly reversed. Therefore the reasons for the discrepancy between Ernst & Young's statement and the Company's Chief Financial Officer is unknown to management at this time. It is, however, the view of the Company's Chief Financial Officer that there is no basis for that statement made by Ernst & Young. Management provided to Ernst & Young, at the beginning of the audit, the Company's financial statements reflecting Income before Taxes of $4,440,904. The Company's Chief Financial Officer maintains that there were no reversals of 4th Quarter adjustments made to change those financials. The only adjustments recorded were those set forth in Schedule A, totaling $5,027,014, and $555,545 of adjustments that the Company provided to Ernst & Young at the beginning of the audit. This adjustment of $555,545 was calculated by the Company subsequent to its closing process and it was provided to Ernst & Young to be included as part of their post closing adjustments.

     While the Company believes that Ernst & Young's allegation relating to the reversals of 4th Quarter closing adjustments were without substance, management and the Audit Committee authorized an investigation of the facts and circumstances relating to the communications between Ernst & Young and the assistant controller.

     The investigation was conducted by the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. The report on the investigation (hereinafter referred to as the "Paul Weiss Report") was completed on January 22, 2000. The Paul Weiss Report stated that, during interviews with Ernst & Young in the course of the investigation, Ernst & Young denied having told the Audit Committee that it had reversed closing adjustments made by the Company's management. The Paul Weiss Report concluded that: (a) management had not directed adjustments to be made to the books at the time of the closing of the 4th Quarter; and (b) consequently, Ernst & Young had not reversed any adjustments directed by management; and (c) while the assistant controller raised questions during the audit concerning certain items in the Company's financial statements, Ernst & Young's recollection of the statements made, as reported to the management of the Company and later to the Audit Committee, was not accurate; but, at this stage, it is not possible to determine the exact nature of the statements that were made.

                     STOCKHOLDER PROPOSALS FOR 2002 MEETING

     Proposals of stockholders to be included in the Company's proxy material for the 2002 annual meeting must be received in writing by the Company at its executive offices no later than April 25, 2002 in order to be included in the Company's proxy material relating to that meeting.

                                 OTHER MATTERS

     The Company pays the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The solicitation of proxies will primarily be by mail and through brokerage and banking institutions. Those institutions will be requested to forward soliciting materials to the beneficial owners of the stock held of record by them and will be reimbursed for their reasonable forwarding expenses.

     The Board of Directors is not aware of any other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matter properly comes before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote those proxies in accordance with their judgment on such matter.

                                          By order of the Board of Directors

                                          JOEL SAN ANTONIO
                                          Chairman and Chief Executive Officer

Euless, Texas
August 23, 2001

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

                                                                       EXHIBIT A

                             WARRANTECH CORPORATION

                            AUDIT COMMITTEE CHARTER
              AS ADOPTED BY THE BOARD OF DIRECTORS MARCH 28, 2001

I. PURPOSE

     The primary functions of the Audit Committee are (i) to assist the Board of Directors of Warrantech Corporation (the "Corporation") in undertaking and fulfilling its responsibilities of reporting accurate financial information of the Corporation to the public, (ii) to provide support for management's efforts to enhance the quality of the Corporation's [accounting and financial] controls and (iii) to provide appropriate avenues of communication between the Board of Directors and the Corporation's independent public accountants and the financial management of the Corporation.

II. STRUCTURE

     The Bylaws of Corporation provide that there shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be structured as follows:

          1. The Audit Committee shall be composed of three or more members of the Board of Directors. Members of the Audit Committee shall be made up of outside directors who are independent of management of the Corporation and who satisfy such other specific requirements established by any exchange upon which shares issued by the Corporation may from time to time be listed. The Audit Committee may request that management appoint an employee of the Corporation to serve as Secretary of the Audit Committee.

          2. Members of the Audit Committee shall be appointed from time to time by the Board of Directors.

          3. The Audit Committee shall meet not less than four times each calendar year, or at such other frequency as is set by a duly adopted resolution of the Audit Committee.

III. RESPONSIBILITIES

     In carrying out these responsibilities, the Audit Committee will:

          1. Recommend to the Board of Directors the independent auditors to audit the financial statements of the Corporation and its subsidiaries, and approve the fees to be paid to the independent auditors.

          2. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

          3. At the conclusion of the independent audit, meet with the financial management of the Corporation and the independent auditors to review the audit.

          4. Review with the independent auditors and the financial and accounting personnel of the Corporation, the adequacy and effectiveness of the accounting and financial controls of the Corporation and any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

          5. Discuss with the independent auditors the following matters related to the conduct of an audit: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates;

     (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements; and (5) any other matters from time to time required of the independent auditors by SAS 61 promulgated by the Auditing Standards Board.

          6. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting procedures should be reviewed.

          7. Determine whether to recommend to the Board of Directors that the audited financial statements be included in the annual report on the Form 10-K.

          8. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluations of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

          9. On an annual basis, obtain from the independent auditor a written communication delineating all relationships between the independent auditor and the Corporation as required by the Independence Standards Board No. 1, as such standard may be amended or supplemented from time to time. In addition, review with the independent auditor the nature and scope of any disclosed relationships or professional services and take, or recommend the Board of Directors take, appropriate action to ensure the continuing independence of the independent auditor.

          10. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

          11. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and/or auditors for this purpose if, in its judgment, that is appropriate.

          12. Meet annually with the Corporation's chief legal officer, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

          13. Prepare the report required by the rules of the Securities Exchange Commission to be included in the Corporation's Proxy Statement to be delivered to the shareholders in connection with the Corporation's annual meeting of shareholders.

                                                                       EXHIBIT B

                                AMENDMENT NO. 1
                                       TO
                             WARRANTECH CORPORATION
                   1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Warrantech Corporation 1998 Employee Incentive Stock Option Plan (the "1998 Plan") is hereby amended as follows:

     1. Section 4(a) of the 1998 Plan is amended to read as follows:

     SECTION 4. STOCK RIGHTS

     (a) NUMBER OF SHARES SUBJECT TO RIGHTS. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.007 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,641,987 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Warrantech Corporation 1988 Employee Incentive Stock Option Plan (amended as of July, 1996) (the "Predecessor Plan"), including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an additional 600,000 shares which were included in the initial authorized share reserve when the Plan was approved, and (iii) an additional 600,000 shares which were included in the authorized share reserve pursuant to the amendment of the Plan approved by the Board of Directors on June 26, 2001, subject to stockholder approval. The aggregate number of shares which may be issued pursuant to the Plan is subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

     2. Except as expressly amended, the provisions of the 1998 Plan, as amended, shall remain in full force and effect.

     3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors, subject to the approval of the stockholders of the Company.

                    Adopted by the Board of Directors the 26th day of June, 2001
                    Approved by the Stockholders the   day of             , 2001

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